SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 or 15(d) of
                      THE SECURITIES EXCHANGE ACT OF 1934


                                Date of Report:
                       (Date of earliest event reported)

                                 March 1, 1996

                                Summit Bancorp.
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)

    NEW JERSEY                        1-6451                   22-1903313
    ----------                        ------                   ----------
(State or other jurisdiction       (Commission               (IRS Employer
of incorporation or                  File No.)             Identification No.)
organization)

                       301 Carnegie Center, P.O. Box 2066,
                        Princeton, New Jersey 08543-2066
                    ----------------------------------------
                    (Address of principal executive offices)

       Registrant's telephone number, including area code (609) 987-3200

                              UJB Financial Corp.
                              -------------------
         (Former name or former address, if changed since last report)

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Item 2. Acquisition or Disposition of Assets

     At 12:01 a.m. on March 1, 1996, the merger of The Summit Bancorporation ("Bancorporation") into UJB Financial Corp. ("UJB") under the name "Summit Bancorp." became effective (the "Effective Time"). (UJB as the surviving corporation under the name Summit Bancorp. is referred to herein as the "registrant"). The acquisition of Bancorporation was accomplished as provided in the Agreement and Plan of Merger, dated September 10, 1995, as amended by Amendment No. 1 dated December 1, 1995, between Bancorporation and UJB ("Merger Agreement") (previously filed as Exhibit 10 A. to the Current Report on Form 8-K of the registrant, dated September 10, 1995). The merger will be accounted for on a pooling-of-interests basis.

     Bancorporation was a New Jersey business corporation and bank holding company registered under the Federal Bank Holding Company Act of 1956, which had its principal executive offices in Chatham, New Jersey and which owned all of the outstanding capital stock of one bank subsidiary, Summit Bank. Summit Bank provides general commercial, retail and trust and fiduciary services. As of December 31, 1995, Summit Bank held approximately $5.7 billion in assets and operated 89 banking offices located in 11 counties in northern and central New Jersey. Registrant will carry on the business of Bancorporation.

     In the merger of Bancorporation into the registrant, each shareholder of Bancorporation will receive 0.90 shares of registrant's Common Stock for each outstanding share of Bancorporation Common Stock held at the Effective Time and cash in lieu of any fractional share based on the rate of $38.125 per share. Each holder of the $25 stated value Adjustable Rate Cumulative Preferred Stock of Bancorporation will be entitled to receive a like number of shares of the Adjustable Rate Cumulative Preferred Stock, Series C ($25 stated value) of the registrant. At the Effective Time, shareholders of Bancorporation held 37,865,450 shares of Bancorporation Common Stock and 504,481 shares of the $25 stated value Adjustable Rate Cumulative Preferred Stock of Bancorporation. In the acquisition the registrant will issue approximately 34,078,905 shares of its Common Stock and 504,481 shares of Adjustable Rate Cumulative Preferred Stock, Series C ($25 stated value).

     The exchange ratio was determined in arms-length negotiations between the registrant and Bancorporation and was deemed by the Boards of Directors of the respective companies to be fair from a financial point of view to the shareholders of the registrant and Bancorporation, respectively. Merrill Lynch & Co. and Keefe, Bruyette & Woods, Inc., in letters dated December 12, 1995, issued to the registrant and Bancorporation, respectively, stated that in their opinion the consideration was fair from a financial point of view to the shareholders of the registrant and Bancorporation, respectively.

     The Merger Agreement provided, and the UJB Board, prior to the Effective Time, resolved, among other things, that Robert G. Cox, President and Chief Executive Officer of Bancorporation, and six other directors of Bancorporation, be elected directors of the registrant effective the Effective Time. The Merger Agreement also provided for Mr. Cox to enter into an employment agreement with the registrant at the Effective Time.

     The employment agreement provides for Mr. Cox to serve, commencing at the Effective Time, as the President of the registrant and United Jersey Bank (the registrant's largest bank subsidiary) (after United Jersey Bank's anticipated merger with Summit Bank under the name Summit Bank), for an initial term of three years; provided, however, on the first and second anniversary dates of the employment agreement, the term of the employment agreement shall be extended automatically for one additional year unless not later than 180 days prior to such anniversary date, either party shall have given written notice to the other of its or his election not to extend the term of the employment agreement. The employment agreement additionally provides for Mr. Cox to receive (i) base salary of not less than $500,000, (ii) an annual bonus at least equal to the highest annual bonus received by him during any of three calendar years preceding the Effective Time, (iii) incentive, savings and retirement plan benefits which in the aggregate are equal to those received by peer executives of Summit, or, if

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more favorable, the most favorable incentive, savings and retirement plan benefits received by him in the 180 days preceding the Effective Time, (iv) health and welfare plan benefits which in the aggregate are equal to those received by peer executives of Summit, or, if more favorable, the most favorable health and welfare plan benefits received by him in the 180 days preceding the Effective Time, and (v) other customary fringe benefits received by peer executives of Summit, or, if more favorable, the most favorable of the fringe benefits received by him in the 180 days preceding the Effective Time. In the employment agreement, Mr. Cox agreed that for a period of one year following any termination of the employment agreement he will not accept employment with any national or state bank or thrift institution or affiliate thereof at a place of employment within 25 miles of any branch location of the registrant or any of its subsidiaries. The employment agreement also provides for the registrant to assume the obligations of Bancorporation under the change of control agreement between Bancorporation and Mr. Cox. The change of control agreement provides for Mr. Cox to receive certain benefits and a severance payment in the event his employment is terminated following a change of control or a potential change of control as those terms are defined in the agreements (the "Change of Control Events") equal to three times the highest salary and bonus received by him in the 36 months preceding the change of control. The agreement also provides for reimbursement of a portion of the excise taxes payable (if any) as a result of receipt by Mr. Cox of payments and benefits as a result of a termination after a Change of Control Event. The term of the change of control agreement extends through December 31, 1998 but is automatically extended each January 1, commencing January 1, 1998, for an additional one year unless either party gives the other party six months advance written notice of termination. In the event of a change of control, the agreement remains in effect for not less than 36 months following the change of control. In no event does the agreement extend beyond Mr. Cox's 65th birthday.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a) Financial Statements of Business Acquired

Pursuant to subsection (a)(4) of Item 7 to Form 8-K, the registrant hereby indicates that it is impracticable at the time of the filing of this Current Report on Form 8-K to provide the financial statements for the acquired business and pro forma financial information required by Item 7. The registrant intends to file the required financial statements for the acquired business and pro forma financial information by March 22, 1996.

(b) Pro Forma Financial Information

Pursuant to subsection (a)(4) of Item 7 to Form 8-K, the registrant hereby indicates that it is impracticable at the time of the filing of this Current Report on Form 8-K to provide the financial statements for the acquired business and pro forma financial information required by Item 7. The registrant intends to file the required financial statements for the acquired business and pro forma financial information by March 22, 1996.

(c) Exhibits

None

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                                   SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



Date: March 18, 1996                    SUMMIT BANCORP.



                                  By:/s/DENNIS A. WILLIAMS
                                  -----------------------------------
                                        Dennis A. Williams
                                        Senior Vice President